EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT (the "Agreement"), dated as of the 3rd day of June, 1999, by and between The Harmat Organization, Inc. (the "Company") with an address at Box 549, Speonk, New York 11972 and Leigh M. Rothschild ("Rothschild") residing at 12864 Biscayne Blvd. #262, North Miami, Florida 33181. WHEREAS, Rothschild and the Company have agreed that Rothschild shall render services to the Company in the capacity of Chairman and Chief Executive Officer pursuant to the terms of this Agreement. NOW THEREFORE, in consideration of the premises and of the mutual agreements herein set forth, the parties hereto have agreed and do hereby mutually agree as follows: 1. Employment Term: The term of this Agreement shall commence on the date hereof and shall expire three years thereafter (the "Employment Period") subject to the provisions of Section 5. In the event the term of Jeffrey Sass' Employment Agreement and/or Matthew Schilowitz's Consulting Agreement are extended, then this Employment Agreement shall be extended for the same term. 2. Duties of Executive: Rothschild shall serve as Chairman and Chief Executive Officer of the Company and shall be required to perform such duties as may from time to time be required by the Board of Directors of the Company. Rothschild shall also serve on the Board of Directors of the Company, if so elected, at no additional compensation. Employment shall be on


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a full time basis except that  Rothschild  may act as a consultant  to Ambergen,
Inc. The Company agrees to indemnify Rothschild as an officer, director, or Chief Executive Officer of the Company to the fullest extent permitted by law.
3. Compensation: (a) As compensation for his services hereunder, the Company shall pay Rothschild, during the Employment Period, a base salary ("Base Salary") payable as follows: (i) Two Hundred Thousand Dollars ($200,000.00) for the first year;

(ii) Two Hundred Fifty Thousand Dollars ($250,000.00) for the second year;

(iii) Three Hundred Thousand Dollars ($300,000.00) for the third year;

                  (b) The Company may withhold from payments of Employee's salary amounts required to be withheld by the Company from time to time from such salary under applicable Federal, State, and local laws and regulations then in effect.
                  (c) Upon submission of written statements and bills in accordance with the then regular procedures of the Company, Rothschild shall be entitled to reimbursement for reasonable out-of-pocket expenses necessarily incurred in the performance of his duties hereunder, including, but not limited to, reimbursement for travel and car expenses. A Company credit card will also be made available to Rothschild. In addition, the Company agrees to lease for Rothschild a company automobile which it shall pay for in the amount of $750 per month plus tax, cost of insurance, maintenance and gasoline. (If the car lease is more than $750.00, Rothschild shall make up the difference on his own.)
                  (d) The Company shall establish within 180 days, as of the date of this Agreement, a Bonus Incentive Plan at the discretion of the Board of Directors which Leigh Rothschild shall

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be eligible to participate in.
                  4.   Employee Benefits:
                  (a)  Rothschild  shall  be  included  to the  extent  eligible thereunder (at the expense of the Company, if appropriate) in any and all existing plans (and any plans which may be adopted in the future) providing benefits for the Company's employees generally, including, but not limited to, group life and disability insurance, hospitalization, medical, vacation, retirement, stock option plans and any and all similar or comparable benefits.
                  (b) Due to the fact that the  Company's  success is  dependent upon the activities of Rothschild, the Company will provide keyman insurance on the life of Mr. Rothschild in the amount of $1,000,000.00 and Rothschild will cooperate in obtaining and maintaining such policy. This policy shall be a "whole life" insurance policy (the "Policy"). At the termination of this Agreement, for any reason, the Company shall, at Rothschild's sole option, assign Rothschild all of its right, title and interest in the Policy. At that time, Rothschild may, at his expense, cause the Policy to continue in full force and effect and shall have the option to designate a beneficiary of his choice.
                  5.   Termination:
                  (a)  The  Company  may   terminate   Rothschild's   employment
hereunder at any time for cause only by written notice but only after a decision by the Board of Directors of the Company which is communicated to Rothschild in writing thirty (30) days prior to the effective date of termination; provided however, that the Company pays to Rothschild a severance payment equal to the aggregate Base Salary otherwise owed to him over the remaining term of the Employment Period and allow Rothschild to retain any options granted under any option plan

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granted  to him  notwithstanding  the fact that such  options  may not be vested and/or  exercisable at the time of termination  under this Section 5(a). (b) For
purposes  of  this   Agreement   "For  Cause"   shall   mean:   (i)   Deliberate
misappropriating any funds or properties of the Company;

(ii) Gross mismanagement of the Company;

(c) In the event Rothschild is not nominated or re-elected to serve as a member of the Board of Directors during the Employment Period, either party may terminate this Agreement and Rothschild shall be entitled to continue to receive his Base Salary as set forth in Section 3(a) above for the remainder of the Employment Period and retain any options granted under any option plan notwithstanding the fact that such options may not be vested and/or exercisable at the time of termination under this Section 5(c). (d) In the event that Rothschild dies or becomes disabled so as not to be able to perform his duties as set forth herein for a period exceeding twelve (12) months, this Agreement shall terminate and no further compensation shall be payable to Rothschild, except as may otherwise be provided under any insurance policy, employee benefit plan, or similar instrument; provided however, that during any such period of disability, Rothschild shall be entitled to his base salary as provided under
Section  3(a) for a period  not to exceed  twelve  (12)  months.  (e)  Change of
Control: In the event Rothschild shall no longer be a director of the Company or Chief Executive Officer of the Company, then Rothschild may terminate this Agreement and Rothschild shall be entitled to continue to receive his Base Salary as set forth in Section 3(a) above for the remainder of the Employment Period and retain any options granted

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under any option  plan  notwithstanding  the fact that such  options  may not be vested and/or exercisable at the time of termination under this Section 5(c).

6. Covenant Not to Compete: Rothschild agrees that, commencing the date hereof and continuing until the due date of his final payment of salary due hereunder, he will not, except on behalf of the Company or with the written consent of the Company (i) engage in any business activity in the United States, directly or indirectly, on his own behalf or as a partner, stockholder (except by ownership of less than ten percent (10%) of the outstanding stock of a publicly-held corporation), director, trustee, principal, agent, employee, consultant or otherwise of any person, firm or corporation which then is competitive with an activity in which the Company or any parent or subsidiary of the Company is then engaged at the time; (ii) allow the use of his name by or in connection with any business activity which then is principally competitive with any activity in which the Company or any of its parents or subsidiaries is then engaged; or
(iii) offer employment to or employ, for himself or on behalf of any then competitor of the Company or any of its parents or subsidiaries, any persons who at any time within the prior 6 months shall have been employed by the Company or any parent or subsidiary of the Company. Rothschild recognizes that as an officer and/or director of the Company, he has a fiduciary duty to reveal to the Company all business opportunities that he may discover if said opportunities concern technology, products or business, either at the present or in the anticipated future. In that event, the Company shall have the first right to participate in said business opportunity. For the purpose of this section, "business opportunity" shall include but shall not be limited to, the purchase of any interest in any business entity which is related to the type of technology products or business of the Company, by either Rothschild, any agent of

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Rothschild,  or any entity  controlled by Rothschild,  its officers,  directors,
agents,  attorneys,   employees,   subsidiaries,   parents,   affiliates,  joint
venturers, partners, division, predecessors, and all other persons acting for, purporting to act for or subject to the control of Rothschild.

                  7. Default - Remedies: In the event of proof of breach by Rothschild, the Company shall be entitled to pursue any remedy at law or equity, and shall specifically have the right to terminate any further payments of any kind or nature to be made under this Agreement.
                  8. Confidential Information: Except as otherwise required by law, Rothschild shall not disclose or use at any time, except as part of his employment by the Company, either during or subsequent to such employment, any secret or confidential information or knowledge obtained by Rothschild while employed by the Company. Without limiting the generality of the foregoing, Rothschild shall not disclose or use any information pertaining to the business of the Company or any parent or subsidiary of the Company, including, but not limited to, profit figures, names of or relationships with customers or advertisers, or the terms of any contracts to which it or they may be a party. The obligation imposed by this Section 8 shall survive the expiration or other termination of this Agreement.
                  9. Surrender of Documents: Rothschild shall, at the request of the Company, promptly surrender to the Company or its nominee, upon any termination of his employment hereunder, or at any time prior thereto, any document, memorandum, record, letter, specification or other paper in his possession or under his control relating to the operations, business, customers, or affairs of the Company or its affiliates.

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                  10.  Waiver of Breach:  The  waiver be either  the  Company or
Rothschild of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by either the Company or Rothschild.
                  11.  Severability:  The invalidity or  unenforceability of any provision of this Agreement, whether in whole or in part, shall not in any way affect the validity or enforceability of any other part of such provision or of any provision herein contained, and any invalid or unenforceable provision or part thereof shall be deemed severable to the extent of any such invalidity or
unenforceability.   If  such  invalidity  or  unenforceability  is  due  to  the unreasonableness  of the time or  geographical  area covered by the covenants or
restrictions  of  such  provision,   such  covenants  and   restrictions   shall
nevertheless be effective for such period of time and for such area as may be determined to be reasonable by a court of competent jurisdiction.
                  12. Assignment;  Binding Effect: The obligations of Rothschild hereunder may not be assigned or delegated without the prior written consent of the Company. The rights and obligations of the parties shall inure to the
benefit   of,  and  be  binding   upon,   their   respective   heirs,   personal
representatives, successors and assigns.
                  13.      Notices:
                  (a) All notices,  requests,  demands, and other communications hereunder must be in writing and shall be deemed to have been given if delivered by hand or mailed within the continental United States by first class, certified mail, return receipt requested, postage and registry fees prepaid, or sent by telecopier (with receipt confirmation), to the applicable party and

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addressed as follows:
                       (i)     if to the Company:

                               The Harmat Organization, Inc.
                               P.O. Box 549
                               Speonk, New York 11972


                       (ii)    if to Rothschild:
                               12864 Biscayne Blvd. #262
                               North Miami, Florida 33181

                  (b) Any notice or other  communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice or other communication sent by telecopier transmission shall be deemed given at the time of written confirmation of receipt.
                  14. Entire Agreement of the Parties:  This Agreement expresses the entire agreement of the parties, and all promises, representations, understandings, arrangements and prior agreements are merged herein and superseded hereby. No person, other than pursuant to a resolution of the Board, shall have any authority on behalf of the Company to agree to modify or change this Agreement or anything in reference thereto, and any such modification or change must be in writing and signed by both parties hereto.
                  15. Laws  Governing:  This  Agreement has been entered into in the State of Florida and shall be construed, interpreted and governed in accordance with the laws of the State of Florida without regard to the choice of laws provisions thereof.


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16.  Counterparts:  This Agreement may be executed in one or more  counterparts, each of which shall be deemed an original, but all of which together shall constitute but one document.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and Rothschild has hereunto set his hand as of the day and year first above written.

                          THE HARMAT ORGANIZATION, INC.


                                    By:
                            Name: Matthew Schilowitz
                            Title:   President


Accepted and Agreed


By:
     Leigh M. Rothschild